Exhibit 10.1

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Asset Purchase Agreement (the “Amendment”) is made and executed this 8th day of February, 2010 by and among Xcorporeal, Inc., a Delaware corporation (“Xcorporeal”), Xcorporeal Operations, Inc., a Delaware corporation and a wholly owned subsidiary of Xcorporeal (“Operations”), National Quality Care, Inc., a Delaware corporation (“NQCI,” and together with Xcorporeal, Operations and NQCI, “Sellers”) and Fresenius USA, Inc., a Massachusetts corporation (“Purchaser”).  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement (as defined below).

RECITALS

A.        On December 14, 2009, Sellers and Purchaser entered into that certain Asset Purchase Agreement (the “Agreement”) pursuant to which Purchaser will acquire certain of the assets of Sellers.

B.         The Agreement provided that any party to the Agreement may terminate the Agreement if the Closing has not occurred by February 28, 2010 (the “Deadline”).

C.        On the terms and subject to the conditions set forth herein, Sellers and Purchaser are willing to extend the Deadline to permit additional time for Closing.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and covenants set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.         Amendment of Section 10.1(d).  Section 10.1(d) of the Agreement is hereby amended and restated in its entirety to be read as follows:

(d)        by Purchaser if the Stockholder Approvals have not been obtained on or before March 31, 2010;

2.         Amendment of Section 10.1(e). Section 10.1 of the Agreement is hereby amended and restated in its entirety to be read as follows:

(e)        upon written notice to the other party by Purchaser or any Seller, if the Closing has not occurred on or before March 31, 2010 and this Agreement has not previously been terminated, provided, however that the right to terminate the Agreement under this Section 10.1(e) shall not be available to any party if the failure of such party to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

3.         Miscellaneous.

(a)  Continuing Effect. Except as expressly modified or amended by this Amendment, all the terms and provisions of the Agreement shall remain in full force and effect.

(b)  Governing Law. This Amendment and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(c)  Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have caused this Amendment No.1 to Asset Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

SELLERS:	PURCHASE
XCORPOREAL, INC.	FRESENIUS USA, INC.

By:	/s/ Kelly McCrann	By:	/s/ Mohsen Reihany
Name:	Kelly McCrann	Name:	Mohsen Reihany
Its:	Chairman & CEO	Its:	Senior Advisor to Chairman of the Board

XCORPOREAL OPERATIONS, INC.

By:	/s/ Kelly McCrann
Name:	Kelly McCrann
Its:	Chairman & CEO

NATIONAL QUALITY CARE, INC.

By:	/s/ Robert Snukal
Name:	Robert Snukal
Its:	CEO